Exhibit I.

             	AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of April 28, 1998, by and among Chesapeake Utilities Corporation, a Delaware corporation ("Chesapeake"), CPK Sub-C, Inc., a Delaware corporation and a wholly owned subsidiary of Chesapeake ("CPK-Sub-C"), Xeron, Inc., a Mississippi corporation ("Xeron"), J. Phillip Keeter, Earnest A. Allen, Jr. and Patrick E. Armand, residents of Texas (each individually a "Shareholder," together, the "Shareholders," and with Xeron collectively, the "Sellers").


                       	ARTICLE I
                       	THE MERGER

SECTION 1.1  THE MERGER.  Upon the terms and subject
to the conditions hereof, as promptly as practicable following the satisfaction or waiver of the conditions set forth in
Article VIII hereof, but in no event later than two business days thereafter, unless the parties hereto shall otherwise agree, articles of merger (the "Articles of Merger") and a certificate of merger (the "Certificate of Merger") providing for the merger of CPK-Sub-C with and into Xeron (the "Merger") shall be duly prepared, executed and filed by Xeron, as the surviving corporation (the "Surviving Corporation"), in accordance with the relevant provisions of the Mississippi General Corporation Law (the "MGCL") and the Delaware General Corporation Law (the "DGCL") and the Merger shall become effective. Following the Merger, the Surviving Corporation shall continue under the same name as Xeron and the separate corporate existence of CPK-Sub-C shall cease. The date and time the Merger becomes effective is referred to herein as the "Effective Time." Immediately prior to the filing of the Articles of Merger and the Certificate of Merger, a closing (the "Closing") shall take place at the offices of Xeron in Houston, Texas or at such other place and at such time as the parties shall agree.

SECTION 1.2  EFFECTS OF THE MERGER.  The Merger
shall have the effects set forth in Section(s) 79-4-11.01
through 79-4-11.07 of the MGCL and Sections 259, 260 and 261 of the DGCL.

SECTION 1.3  CERTIFICATE OF INCORPORATION AND BY-
LAWS. The Articles of Incorporation of Xeron and the By-laws of CPK-Sub-C (both of which have been heretofore delivered by Xeron to Chesapeake or Chesapeake to Xeron, as the case may
be), in each case as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and By-laws of the Surviving Corporation until duly amended in accordance with applicable law.

SECTION 1.4 DIRECTORS. The directors of CPK-Sub-C immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation, or their earlier death, resignation or removal.

SECTION 1.5  OFFICERS.  The officers of CPK-Sub-C
immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall serve as the officers of the Surviving Corporation at the pleasure of the Board of Directors of the Surviving Corporation.

SECTION 1.6  CONVERSION OF SHARES.  At the Effective
Time, by virtue of the Merger and without any action on the part of the holders thereof:

(a)	Subject to Section 2.2, each issued and
outstanding share of common stock, par value $10.00 per share, of Xeron (the "Xeron Common Stock") shall automatically be converted into the right to receive (the "Stock Consideration") that number of fully paid and nonassessable shares of common stock, par value $.4867 per share, of Chesapeake (the "Chesapeake Common Stock"), which shall be determined by dividing a total of 475,000 shares of Chesapeake Common Stock by the aggregate number of shares of Xeron Common Stock outstanding at the Effective Time, provided that in the event of a stock split or reverse stock split of the Chesapeake Common Stock prior to the Effective Time, the number of shares of Chesapeake Common Stock to be issued shall be adjusted proportionately to prevent either dilution or enlargement of the rights of the Shareholders.

(b)	Each share of capital stock of Xeron that
is held in the treasury of Xeron shall be canceled and retired and cease to exist and no consideration shall be issued in exchange therefor.

(c)	The issued and outstanding shares of
capital stock of CPK-Sub-C shall be converted into and become, in the aggregate, one thousand fully paid and nonassessable shares of common stock of the Surviving Corporation.


                      	ARTICLE II
                  	EXCHANGE OF SHARES

SECTION 2.1  SURRENDER OF CERTIFICATES.  At the
Effective Time, each of the Shareholders shall surrender the certificate or certificates that formerly represented that Shareholder's shares of Xeron Common Stock to the Surviving Corporation, and shall thereupon receive in exchange therefor the Stock Consideration for each share of Xeron Common Stock formerly represented by such certificate or certificates, and the certificates so surrendered shall forthwith be cancelled.

SECTION 2.2  NO FRACTIONAL SHARES.  No certificate
or scrip representing fractional shares of Chesapeake Common Stock shall be issued upon the surrender for exchange of certificates of Xeron Common Stock, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Chesapeake. In lieu of any such fractional share interest, Chesapeake shall pay to each shareholder of Xeron who otherwise would be entitled to receive a fractional share of Chesapeake Common Stock (after aggregating all certificates formerly representing shares of Xeron Common Stock held by the same holder) an amount of cash determined by multiplying (i) the average of the closing prices of Chesapeake Common Stock on the New York Stock Exchange ("NYSE"), as reported by The Wall Street Journal, for the twenty (20) consecutive trading days immediately preceding the second day prior to the Effective Time, by (ii) the fraction of a share of Chesapeake Common Stock to which such holder would otherwise be entitled pursuant to Section 1.6(a) of this Agreement.


                      	ARTICLE III
             	REPRESENTATIONS AND WARRANTIES
                    	OF THE SELLERS

Each of the Sellers represents and warrants to Chesapeake and CPK-Sub-C as follows:

SECTION 3.1  CORPORATE ORGANIZATION.

(a)	Xeron is a corporation duly organized,
validly existing and in good standing under the laws of the State of Mississippi and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Section 3.1(a) of the disclosure schedule to be delivered to Chesapeake prior to the date of this Agreement (the "Xeron Disclosure Schedule") sets forth the name of each jurisdiction in which Xeron is qualified or licensed to do business. Xeron is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary unless failure to qualify would not result in a material adverse effect on Xeron. Xeron has heretofore delivered to Chesapeake accurate and complete copies of its Certificate of Incorporation and By-laws, as in effect as of the date of this Agreement.

(b)	Xeron does not own, directly or
indirectly, any capital stock or other equity securities or similar interest in any corporation, partnership, joint venture, or other business association or entity except as set forth in Section 3.1(b) of the Xeron Disclosure Schedule.

SECTION 3.2  CAPITALIZATION.  The authorized capital
stock of Xeron consists of 7500 shares of Xeron Common Stock, of which 6750 shares are issued and outstanding. All of the issued and outstanding shares of Xeron Common Stock are validly issued, fully paid and nonassessable. There are no subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character (whether or not currently exercisable) obligating Xeron to issue, transfer or sell any of its securities. Section 3.2 of the Xeron Disclosure Schedule sets forth (i) the name of the holder and beneficial owner of each outstanding share of Xeron Common Stock, and (ii) the number of shares of Xeron Common Stock held by such holder.

SECTION 3.3  AUTHORITY RELATIVE TO THIS AGREEMENT;
BINDING EFFECT.

(a)	Xeron has full corporate power and
authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of Xeron and by the unanimous vote or written consent of the shareholders of Xeron and no other corporate proceedings on the part of Xeron are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Xeron and constitutes a legal, valid and binding agreement of Xeron, enforceable against Xeron in accordance with its terms.

(b) This Agreement has been duly and validly executed and delivered by each Seller and constitutes a legal, valid and binding agreement of each Seller, enforceable against each Seller in accordance with its terms.

SECTION 3.4  CONSENTS AND APPROVALS; NO VIOLATIONS.
Except for the filing and recordation of the Articles of Merger, as required by the MGCL, and the Certificate of Merger, as required by the DGCL, and as set forth in Section
3.4 of the Xeron Disclosure Schedule, no filing with or notification to, and no permit, authorization, consent, waiver or approval of, any government, executive official thereof, governmental or regulatory authority, agency, commission, or court of competent jurisdiction, domestic or foreign (a "Governmental Entity"), is necessary for the consummation by the Sellers of the transactions contemplated by this Agreement. Except as set forth in Section 3.4 of Xeron Disclosure Schedule, neither the execution and delivery of this Agreement by the Sellers nor the consummation by the Sellers of the transactions contemplated hereby nor compliance by the Sellers with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Articles of Incorporation or By-laws of Xeron, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or result in the creation of any mortgage, pledge, charge, security interest, claim or encumbrance of any kind (collectively, a "Lien")) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which any Seller is a party or by which it or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Sellers or any of their properties or assets.

SECTION 3.5  ABSENCE OF CERTAIN CHANGES.  Except as
and to the extent set forth in Section 3.5 of the Xeron
Disclosure Schedule, since November 30, 1997 Xeron has not:

(a)	suffered any Material Adverse Change;
"Material Adverse Change" means (i) any material change in the nature of Xeron's business, assets, financial condition, results of operations, or prospects, (ii) the loss of a material contract (other than spot contracts which have been performed by the parties thereto in accordance with their terms), and (iii) any change that creates a material limitation on the ability of Xeron to conduct its business as heretofore conducted;

(b)	paid, discharged or otherwise satisfied
any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice;

(c)	permitted or allowed any of its material
property or assets (real, personal or mixed, tangible or intangible) to be subjected to any Liens, except for (i) Liens for current taxes or other governmental charges not yet due and payable, or the amount or validity of which is being contested by the appropriate proceedings and for which an appropriate reserve has been established and is reflected in the Financial Statements (as defined below), (ii) Liens disclosed in Sections 3.23(b) and 3.23(c) of the Xeron Disclosure Schedule, (iii) Liens of carriers, warehousemen and mechanics and similar Liens incurred in the ordinary course of business, and (iv) zoning, entitlement and other land use regulations (collectively, "Permitted Liens");

(d)	sold, transferred, or otherwise disposed
of any of its properties or assets (real, personal or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice;

(e)	granted any increase in the compensation
or benefits of any director, officer or employee (including any such increase pursuant to any bonus, pension, profit sharing or other plan or commitment) or any increase in the compensation or benefits payable or to become payable to any director, officer or employee, and no such increase is customary on a periodic basis or required by agreement or understanding;

(f)	made any change in Xeron's severance
policy or practices;

(g)	made any expenditure capitalized in
accordance with
generally accepted accounting principles or acquired any property or assets for a cost in excess of $25,000, in the aggregate, other than in the ordinary course of business;

(h)	declared, paid or set aside for payment
any dividend or other distribution in respect of its capital stock or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of Xeron;

(i)	made any change in any method of tax or
financial accounting or accounting practice or made or changed any election for Federal income tax purposes;

(j)	paid, loaned or advanced any amount to, or
sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers, directors or shareholders or any affiliate or associate of any of its officers, directors or shareholders except for directors' fees, and compensation to officers at rates not exceeding the rates of compensation paid during the six month period immediately prior to November 30, 1997;

(k)	agreed or planned, whether in writing or
otherwise, to take any action described in this Section.

SECTION 3.6  FINANCIAL STATEMENTS.  Xeron shall have
furnished to Chesapeake prior to the date of this Agreement audited balance sheets for the last two completed fiscal years, audited statements of income, equity and cash flows of Xeron for the last three completed fiscal years and an unaudited balance sheet and statement of income for the nine month period ending February 28, 1998 (collectively, the "Financial Statements"). The audited financial statements are true, correct and complete in all material respects, fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in Section 3.6 of the Xeron Disclosure Schedule) the financial position of Xeron as of the dates thereof and its consolidated results of operations and changes in financial position and changes in stockholders equity and cash flows for the periods then ended. Such unaudited balance sheet and statement of income shall be certified by the Chief Executive Officer of Xeron as having been prepared under his supervision; as presenting the financial position of Xeron in accordance with generally accepted accounting principles consistently applied (except as may be indicated in Section
3.6 of the Xeron Disclosure Schedule); to be true, correct and complete in all material respects; and to reflect accurately the results of operations of Xeron for such nine month period.

SECTION 3.7  NO UNDISCLOSED LIABILITIES.  Except as
and to the extent provided in the Financial Statements or
Section 3.7 of the Xeron Disclosure Schedule, Xeron does not have any material liabilities (whether contingent or absolute, direct or indirect, known or unknown to Xeron or matured or unmatured) not fully reflected or fully reserved against in the Financial Statements. Except as set forth in Section 3.7 of the Xeron Disclosure Schedule, since November 30, 1997, Xeron has not incurred any liability except in the ordinary course of business consistent with past practice.

SECTION 3.8  NO DEFAULT.  Except as set forth in
Section 3.8 of the Xeron Disclosure Schedule, Xeron is not in default or violation (and no event has occurred that with notice or the lapse of time or both would constitute a default or violation) of any term, condition or provision of (i) its Certificate of Incorporation or its By-laws, (ii) any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Xeron is a party or by which it or any of its properties or assets are bound, or
(iii) any order, writ, injunction, decree, statute, rule or regulation applicable to Xeron or any of its properties or assets, unless any such default or violation would not have a material adverse effect on Xeron.

SECTION 3.9  LITIGATION.  Except as set forth in
Section 3.9 of the Xeron Disclosure Schedule, there is no action, suit, proceeding, arbitration, or investigation pending or, to the knowledge of Xeron, threatened involving Xeron or any of its properties or assets. Neither Xeron nor any of its properties or assets is subject to any order, writ, judgment, injunction, decree, determination or award. There is no action, suit, proceeding, arbitration or investigation initiated by Xeron that is currently pending or that Xeron presently intends to initiate.

SECTION 3.10  COMPLIANCE WITH APPLICABLE LAW.
Except as set forth in Section 3.10 of the Xeron Disclosure Schedule, the business of Xeron has not been conducted in violation of any applicable law, ordinance, rule, regulation, decree or order of any Governmental Entity, unless such violation will not result in a material adverse effect on Xeron. Xeron holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of its businesses (the "Xeron Permits") and is in compliance with the terms of the Xeron Permits, unless the failure to obtain any Xeron Permits or be in compliance therewith will not result in a material adverse effect on Xeron. Except as set forth in Section 3.10 of the Xeron Disclosure Schedule, Xeron has not received any notification of any asserted present or past failure by Xeron to comply with such laws, rules or regulations or such Xeron Permits which have not been previously cured, and there is, to the knowledge of Xeron, no pending audit, investigation or other review by any Governmental Entity to determine the existence of any violation of such laws, rules or regulations or such Xeron Permits.

SECTION 3.11  TAXES.

(a)	Since June 1, 1979, Xeron has been a C
corporation for purposes of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code").

(b)	The amounts, if any, provided as a
liability on the Financial Statements for all Taxes (as hereinafter defined) ("tax liability amounts") are adequate to cover all unpaid liabilities for all Taxes, whether or not disputed, that have accrued or will accrue with respect to or are applicable to the period ended on and including the Effective Time (including, without limitation, as a result of the transactions contemplated by this Agreement) or to any years and periods prior thereto and for which Xeron may be directly or contingently liable in its own right or as a transferee of the assets of, or successor to, any person; provided, however, that with respect to tax liability amounts reflected on the unaudited financial statements for the nine-month period ending February 28, 1998, the term "adequate" means that such amounts are reasonable estimates made in good faith based on currently available information. Except as set forth in Section 3.11(b) of the Xeron Disclosure Schedule, Xeron has incurred no Tax liabilities other than in the ordinary course of business for any taxable year for which the applicable statute of limitations has not expired. There are no Liens for Taxes (other than Liens for current Taxes not yet due and payable, or the amount or validity of which is being contested by the appropriate proceedings and for which an appropriate reserve has been established and is reflected in the Financial Statements) upon the properties or assets of Xeron. Xeron has not granted or been requested to grant any waiver of any statutes of limitations applicable to any claim for Taxes. Xeron has made no elections for federal income tax purposes, except for customary elections for inventory, amortization and depreciation.

(c)	Xeron (i) has filed (or has had filed on
its behalf) or has caused to be filed timely all Tax Returns (as hereinafter defined) required by applicable law to be filed and (ii) has paid all Taxes shown thereon as owing. To the knowledge of Xeron, each such Tax Return is true, accurate and complete and Xeron has paid all Taxes as are due, except such as are being contested in good faith by appropriate proceedings and with respect to which Xeron is maintaining reserves adequate for their payment. All Taxes that Xeron is required by law to withhold or collect, including sales and use taxes, and amounts required to be withheld for Taxes of employees and other withholding taxes, have been duly withheld or collected and, to the extent required, have been paid over in a timely manner to the proper governmental authorities or are held in separate bank accounts for such purpose.

(d)	No extensions of time have been granted
for Xeron to file any Tax Return required by applicable law to be filed, which have expired, without such Tax Return having been filed.

(e)	Except as disclosed in Section 3.11(e) of
the Xeron Disclosure Schedule, none of the Tax Returns filed by or on behalf of Xeron are currently undergoing any Audit (as hereinafter defined), Xeron has received no notice that any Tax Return will undergo any Audit, and no facts exist that would constitute grounds for the assessment against Xeron of any material additional Taxes by any governmental authority for periods that have not been audited. No material issues have been raised in any Audit by any governmental authority with respect to the business and operations of Xeron that, by application of similar principles, reasonably could be expected to result in a proposed adjustment to the liability for Taxes for any other period not so examined. No deficiency or adjustment for any Taxes has been threatened, proposed, asserted, or assessed against Xeron.

(f)	No power of attorney has been granted by
Xeron with respect to any matter relating to Taxes which is currently in force.

(g)	Xeron is not a party to any agreement
providing for the allocation or sharing of Taxes.

(h)	Xeron has not entered into any agreement
that would result in the disallowance of any tax deduction pursuant to Code Section 280G.

(i)	No "consent" within the meaning of Code
Section 341(f) has been filed with respect to Xeron.

(j)	Except as disclosed in Section 3.11(j) of
the Xeron Disclosure Schedule, Xeron is not subject to any arrangement that (a) gives rise to a deduction or loss before the Effective Time and a corresponding recognition of taxable gain or income after the Effective Time or (b) gives rise to the recognition of taxable income or gain after the Effective Time without the receipt of a corresponding amount of cash.

(k)	None of the Shareholders is a "foreign
person" as defined in Code Section 1445(f)(3).

(l)	None of the assets of Xeron constitutes
tax-exempt bond financed property or tax-exempt use property within the meaning of Code Section 168, and none of the assets reflected on the Financial Statements is subject to a lease, safe harbor lease or other arrangement as a result of which Xeron is not treated as the owner of such assets for federal income tax purposes.

(m)	The basis of all depreciable or
amortizable assets, and the methods used in determining allowable depreciation or amortization (including cost recovery) deductions of Xeron, are materially correct and in compliance with the Code.

(n)	To the knowledge of Xeron, Xeron is not
required to make any material adjustment under Code Section
481(a) by reason of a change or proposed change in accounting method or otherwise.

(o)	For purposes of this Section:

     (i)	the term "Taxes" shall mean all
     taxes, charges, fees, duties (including customs duties), levies or other assessments, including income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational, interest equalization, windfall profits, severance, license, payroll, environmental, capital stock, disability, employee's income withholding, other withholding, unemployment and Social Security taxes, which are imposed by any federal, state, local or foreign governmental authority, and such term shall include any interest, penalties or additions to tax attributable thereto;

     (ii)	the term "Tax Return" shall include
     all federal, state, local and foreign tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax Return relating to Taxes; and

     (iii)	the term "Audit" shall include
     any taxing authority's audit, assessment of Taxes, or other examination proceedings or appeal of such proceedings relating to Taxes.

SECTION 3.12  BENEFIT PLANS AND ARRANGEMENTS

(a)	Section 3.12(a) of the Xeron Disclosure
Schedule contains a list of all employee benefits, plans or arrangements (whether or not subject to the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA"), and whether written or oral) that Xeron has maintained or to which it has contributed at any time for the benefit of its employees (the "Employee Benefit Plans").

(b)	Xeron has provided Chesapeake with a true and
complete copy of each of the following for the Employee Benefit Plans which are currently in effect: the current plan document, including any amendments thereto, the most recent summary plan description, annual reports on form 5500 for the three most recent years (if such forms were required to be filed), and any trust agreements, insurance contracts, service provider agreements or similar agreements. Xeron has no plan or commitment, whether legally binding or not, to create any additional benefit plans or arrangements or to change the terms of the Employee Benefits Plans.

(c)	Xeron has complied in all material respects
with all applicable provisions of ERISA and the Code and all other applicable laws, rules, and regulations with respect to the Employee Benefit Plans except for compliance failure(s) that individually or in the aggregate would not have a material adverse effect on Xeron. The Employee Benefit Plans are not subject to any ongoing audit or other administrative proceeding of any governmental entity, and are not the subject of any pending application for administrative relief under any program of the IRS, the Department of Labor, or any other governmental entity. Xeron has disclosed in Section 3.12(c) of the Xeron Disclosure Schedule all material liabilities with respect to the Employee Benefit Plans to Chesapeake. There are no pending or threatened claims (other than routine claims for benefits) against the Employee Benefit Plans by any person. The Employee Benefit Plans are not multiemployer plans within the meaning of ERISA except as set forth in
Section 3.12(c) of the Xeron Disclosure Schedule. The Employee Benefit Plans can be terminated, without penalty, with no requirement for the further provision of benefits, within a period of 30 days. None of the representations in this Section will be affected by the occurrence of the Merger.

SECTION 3.13  ENVIRONMENTAL MATTERS.

(a)	Except as set forth in Section 3.13 of the
Xeron Disclosure Schedule, neither Xeron nor any Shareholder has learned, been advised, or received any communication (written or oral), whether from a governmental authority, citizens group, employee or otherwise that alleges or suggests that Xeron or any Shareholder is not in full compliance with the Environmental Laws. Section 3.13 of the Xeron Disclosure Schedule lists the permits or other governmental authorizations that Xeron has pursuant to the Environmental Laws.

(b)	To the knowledge of Xeron, there are no
Environmental Claims (as hereinafter defined) pending or threatened against Xeron or any Shareholder or against any person or entity whose liability for any Environmental Claim Xeron or any Shareholder has retained, or has assumed either contractually or by operation of law and neither Xeron nor any Shareholder knows of any facts or allegations that could result in future Environmental Claims.

(c)	To the knowledge of Xeron, none of the Real
Property, as such term is defined in Section 3.23, nor any property owned or leased by Xeron is on the National
Priorities List or the Comprehensive Environmental Response
Compensation and Liability Information System, and no such property is a Resource Conservation and Recovery Act
"permitted facility." No such property is permitted by the state in which it is located to be used as a landfill or disposal site of any type.

(d)	To the knowledge of Xeron, Section 3.13 of the
Xeron Disclosure Schedule lists all tanks that have been owned, leased, operated or used by Xeron, or which are currently used by Xeron and are located on the Real Property, as such term is defined in Section 3.23.

(e)	For purposes of this Agreement:

     (i)  "Environmental Claim" means any claim,
     action, cause of action, litigation, proceeding, order, decree, investigation or notice (written or oral) by any person or entity alleging potential liability or responsibility (including, without limitation, potential liability or responsibility for investigatory costs, cleanup costs, costs of compliance with laws, requirements, guidelines, or orders, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or release into the environment, of any Materials of Environmental Concern at any location, whether or not owned or operated by Xeron or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Laws.

     (ii)  "Environmental Laws" means all Federal,
     state, local and foreign laws, regulations, ordinances, rules, guidelines, orders, directives, judgments and determinations relating in any way to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern, as amended from time to time.

     (iii)  "Materials of Environmental Concern"
     means chemicals, pollutants, contaminants, hazardous materials, hazardous substances, hazardous wastes, toxic substances, petroleum and petroleum products, and any substance controlled or regulated by any Environmental Law.

SECTION 3.14  CHANGE IN CONTROL.  Except as set
forth in Section 3.14 of the Xeron Disclosure Schedule, Xeron is not a party to any contract, agreement or understanding which contains a "change in control," "potential change in control" or similar provision. Except as set forth in Section
3.14 of the Xeron Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Xeron to any person.

SECTION 3.15  INTELLECTUAL PROPERTY.

(a)	Except as set forth in Section 3.15(a) of
the Xeron Disclosure Schedule, Xeron owns, or is licensed or otherwise has the full right to use, all copyrights, trademarks and service marks (including all applications and registrations therefor), trade names, computer software, patents (including applications therefor), and all other intellectual property that is necessary for the conduct of its business as heretofore conducted (collectively, the "Intellectual Property"). Xeron has not sold or conveyed to any third-party the right to use proprietary software developed by or for Xeron.

(b)	Except as set forth in Section 3.15(b) of
the Xeron Disclosure Schedule, there are no outstanding claims, judgments, settlements or proceedings against Xeron asserting the invalidity, abuse, misuse or unenforceability of any of the Intellectual Property and there are no threatened claims or proceedings relating to the validity of or enforceability of the Intellectual Property. There are no pending or threatened opposition or other administrative proceedings with respect to any Intellectual Property which is the subject of a pending application that would prevent the registration in due course of such Intellectual Property.

SECTION 3.16  CONTRACTS AND COMMITMENTS.  Except as
set forth in Section 3.16 of the Xeron Disclosure Schedule:

(a)	Xeron has no agreements, contracts,
commitments, or restrictions that are material to its business, prospects, financial condition, working capital, assets, liabilities (absolute, accrued, contingent or otherwise) or operations;

(b)	There are no purchase contracts or
commitments under which Xeron is required to pay in excess of $300,000, other than those incurred in the ordinary course of business;

(c)	There are no outstanding sales contracts
or commitments of Xeron that call for the payment to, or receipt by, Xeron of more than $300,000, other than those incurred in the ordinary course of business;

(d)	Xeron has no outstanding contracts with
officers, directors or employees that are not cancelable by it on notice of not longer than thirty (30) days and without liability, penalty, or premium or any agreement or arrangement providing for the payment of any bonus or commissions based on sales or earnings;

(e)	Xeron is not in default, nor aware of any
facts or circumstances which could serve as the basis for any valid claim of default, under any material contract made or obligation owed by it;

(f)	Xeron is not restricted by agreement from
carrying on its business anywhere in the world;

(g)	Xeron has no obligation with respect to
borrowed money (except for a line of credit from Norwest Bank in the maximum amount of $5,000,000), including debt obligations of its own or guarantees of or agreements to acquire any debt obligation of others;

(h)	Xeron has no power of attorney outstanding
or any obligations or liabilities (whether absolute, accrued, contingent, or otherwise), as guarantor, surety, co-signer, endorser, co-maker or indemnitor for the obligation of any person, corporation, partnership, joint venture, association, organization, or other entity; and

(i)	None of the officers, directors or
shareholders of Xeron has any interest in any property, real or personal, tangible or intangible, including without limitation Intellectual Property, that is used in the business of Xeron.

SECTION 3.17  LABOR RELATIONS.  As of the date
hereof, there is no strike or other labor dispute pending against Xeron. Xeron is not bound by or subject to (and none of its properties or assets is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or sought to represent any of the employees, representatives or agents of Xeron, nor is Xeron aware of any labor organization activity involving its employees. Except as previously disclosed in writing to Chesapeake, no officer or employee of Xeron has any plans to terminate his employment with Xeron.

SECTION 3.18  EMPLOYEE BENEFIT PLANS.  Except as
disclosed in Section 3.18 of the Xeron Disclosure Schedule, Xeron has previously given to Chesapeake true and correct copies of its work rule manuals, rules, policies or other guidelines relating to employee compensation, retirement and severance and each employment or consulting contract to the extent they exist. Except as set forth in Section 3.18 of the Xeron Disclosure Schedule and except as previously disclosed to Chesapeake in writing, there are no other significant employee benefit plans, programs or arrangements, maintained or contributed to by Xeron.

SECTION 3.19  PERSONNEL.  Xeron has furnished to
Chesapeake a list of the names and current salaries of each officer and employee of Xeron as of the date of this Agreement. Section 3.19 of the Xeron Disclosure Schedule sets forth a complete and correct list of all written employment, compensation, severance, consulting or indemnification contracts between Xeron and its present or former employees, officers, directors and consultants to the extent Xeron has any continuing obligations thereunder. Xeron has made available to Chesapeake true and correct copies of all such agreements.

SECTION 3.20  INSURANCE.  Section 3.20(a) of the
Xeron Disclosure Schedule contains an accurate and complete list of all policies of fire, liability, workmen's compensation and other forms of insurance owned or held by Xeron, except with respect to the policies as disclosed in
Section 3.12 of the Xeron Disclosure Schedule. In the reasonable judgment of the Sellers, such policies are in adequate amounts and cover risks customarily insured against by businesses of the type operated by Xeron. Except as set forth in Section 3.20(a) of the Xeron Disclosure Schedule, all such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Effective Time will have been paid, and no notice of cancellation of termination has been received with respect to any such policy. Except as set forth in Section 3.20(a) of the Xeron Disclosure Schedule, such policies will remain in full force and effect through the respective dates set forth in Section 3.20(a) of the Xeron Disclosure Schedule without the payment of additional premiums, and will not be materially affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. All of such policies have been issued by reputable insurance companies actively engaged in the insurance business. All known claims, if any, made against Xeron that are covered by insurance have been disclosed to and accepted by the appropriate insurance companies and, to the knowledge of Xeron, are being defended by such appropriate insurance companies and are described in
Section 3.20(b) of the Xeron Disclosure Schedule, and, except as disclosed in Section 3.20(b) of the Xeron Disclosure Schedule, no claims have been denied coverage during the last three years.

SECTION 3.21  RECEIVABLES.  All accounts and notes
due and uncollected as reflected on the Financial Statements, and all accounts and notes due and uncollected arising subsequent to February 28, 1998 (i) have arisen in the ordinary course of business of Xeron, except as set forth in
Section 3.21 of the Xeron Disclosure Schedule, and
(ii) represent valid obligations due to Xeron enforceable in accordance with their terms, net of applicable reserves.
Xeron has previously made available to Chesapeake lists of the aging and amounts of all accounts and notes due and uncollected at February 28, 1998. No reserve for bad debts is required as of February 28, 1998.

SECTION 3.22  RELATED PARTY CONTRACTS.  Except as
set forth in Section 3.22 of the Xeron Disclosure Schedule, Xeron has no agreements, arrangements or commitments with related parties (including shareholders, directors and officers), other than the related-party agreements described in Sections 3.16(d) and 3.16(i) of the Xeron Disclosure Schedule. Except as set forth in Section 3.22 of the Xeron Disclosure Schedule, each of the related-party agreements was entered into between Xeron and the party thereto on an arm's length basis on terms no less favorable to Xeron than it could obtain from an unrelated third party.

SECTION 3.23  REAL PROPERTY; LEASED PREMISES.

(a)	Section 3.23(a) of the Xeron Disclosure
Schedule sets forth a true and complete list and description of all real property and land owned by Xeron and the buildings, improvements and structures located thereon, except for the Leased Premises (as defined below) (collectively, the "Real Property"). Each of the material improvements located upon the Real Property owned or used by Xeron (including, without limitation, all buildings, land and equipment leased by Xeron) is in reasonably good repair and operating condition.

(b)	Xeron has good and valid title to the Real
Property in fee simple and to the structures and fixtures attached or appurtenant to or used in connection with the Real Property, free and clear of all Liens, except (i) as set forth in Section 3.23(b) of the Xeron Disclosure Schedule, and (ii) Permitted Liens.

(c)	Section 3.23(c) of the Xeron Disclosure
Schedule sets forth a true and complete list of each lease of premises executed by or binding upon Xeron as lessee, sublessee, tenant or assignee (the "Leased Premises"). Except as set forth in Section 3.23(c) of the Xeron Disclosure Schedule, each such lease is in full force and effect without any default or breach thereof by Xeron or, to the knowledge of Xeron, by any other party thereto. True and complete copies of all leases listed on Schedule 3.23(c) of the Xeron Disclosure Schedule (including all amendments, addenda, waivers and all other binding documents relating thereto) have been made available to Chesapeake.

(d)	Except as set forth in Section 3.23(d) of
the Xeron Disclosure Schedule, Xeron has not received any notice of or writing referring to any requirements by any insurance company that has issued a policy covering any part of any Real Property or Leased Premises or by any board of fire underwriters or other body exercising similar functions, requiring any repairs or work to be done on any part of any Real Property or Leased Premises.

SECTION 3.24  ABSENCE OF CERTAIN PAYMENTS.  Neither
Xeron nor any of its affiliates or any of their respective officers, directors, employees or agents or other people acting on behalf of Xeron have (i) engaged in any activity prohibited by the United States Foreign Corrupt Practices Act of 1977 or any other similar law, regulation, decree, directive or order of any other country and (ii) without limiting the generality of the preceding clause (i), used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others. None of Xeron or any of its affiliates or any of their respective directors, officers, employees or agents of other persons acting on behalf of Xeron, has accepted or received any unlawful contributions, payments, gifts or expenditures.

SECTION 3.25  DISCLOSURE.  No representation or
warranty by Xeron or the Sellers in this Agreement and no statement in any document, schedule or certificate furnished or to be furnished by the Sellers to Chesapeake or any of its representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstance under which they were made, not misleading.

SECTION 3.26  PUHCA.

(a) Xeron is not a "public-utility company," as that term is defined in Section 2(a)(5) of the Public
Utility Holding Company Act of 1935, and the rules and regulations thereunder (the "1935 Act").

(b) Upon consummation of the Merger, none of the Shareholders, individually or in the aggregate, shall constitute a "holding company" with respect to Chesapeake, as that term is defined in Section 2(a)(7) of the 1935 Act.

(c)	None of the Sellers, individually or in
the aggregate, directly or indirectly owns, controls or holds with power to vote five percent or more of the outstanding voting securities of a public-utility company, as that term is defined in Section 2(a)(5) of the 1935 Act.

SECTION 3.27  POOLING MATTERS.  The representations,
warranties and covenants of Xeron set forth in the form of letter from Xeron to Coopers & Lybrand, attached hereto as Annex A-1, are true and correct in all material respects
(except as such matters may be subject to the control of Chesapeake or its affiliates).

SECTION 3.28  YEAR 2000.  Except as set forth in
Section 3.28 of the Xeron Disclosure Schedule, Xeron does not rely on any computer or information systems or equipment that will not operate or perform properly using dates for January
1, 2000 and beyond.

SECTION 3.29  KNOWLEDGE.  The phrase "to the
knowledge of Xeron" means to the knowledge of Xeron or any of its officers.


                      	ARTICLE IV
      	REPRESENTATIONS AND WARRANTIES OF CHESAPEAKE

Chesapeake represents and warrants to the Sellers as follows:

SECTION 4.1  CORPORATE ORGANIZATION.  Each of
Chesapeake and CPK-Sub-C is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Certificate of Incorporation and By-laws of Chesapeake, as currently in effect, are filed as exhibits to Chesapeake's Annual Report on Form 10-K. Chesapeake has heretofore delivered to the Sellers accurate and complete copies of the Certificate of Incorporation and By-laws, as currently in effect, of Chesapeake.

SECTION 4.2 CAPITALIZATION. As of the date of this Agreement, the authorized capital stock of Chesapeake consists of 12,000,000 shares of Chesapeake Common Stock and 2,000,000 shares of preferred stock, of which 4,577,778 shares of Chesapeake Common Stock are issued and outstanding. All of such issued and outstanding shares of Chesapeake Common Stock are validly issued, fully paid and nonassessable and free of preemptive rights. As of the date of this Agreement, (i) 163,637 shares of Chesapeake Common Stock were issuable upon exercise of warrants or stock options; 26,700 shares of Chesapeake Common Stock were issuable in accordance with Chesapeake's Long Term Incentive Awards Plan; and 173,771 shares of Chesapeake Common Stock were reserved for issuance under such plans and (ii) there are $3,852,000 face amount convertible debt securities outstanding that are convertible into 226,455 shares of Chesapeake Common Stock. Except as set forth above and in the Chesapeake financial statements and other public filings, or as may be required in connection with Chesapeake's ongoing acquisition activities, there are not any shares of capital stock (or securities substantially equivalent to capital stock) of Chesapeake issued or outstanding or any subscriptions, options, warrants, calls, rights, convertible securities or other agreements or commitments of any character obliging Chesapeake to issue, transfer or sell any of its securities.

SECTION 4.3  AUTHORITY RELATIVE TO THIS AGREEMENT.
Each of Chesapeake and CPK-Sub-C has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Boards of Directors of Chesapeake and CPK-Sub-C and by Chesapeake as the sole shareholder of CPK-Sub-C and no other corporate proceedings on the part of Chesapeake or CPK-Sub-C are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by each of Chesapeake and CPK-Sub-C and constitutes a valid and binding agreement of each of Chesapeake and CPK-Sub-C, enforceable against each of Chesapeake and CPK-Sub-C in accordance with its terms.

SECTION 4.4  CONSENTS AND APPROVALS; NO VIOLATIONS.
Except for the filing and recordation of the Articles of Merger, as required by the MGCL, and the Certificate of Merger, as required by the DGCL, the filing with the Delaware Public Utilities Commission, and as set forth in Section 4.4 of the disclosure schedule to be delivered to the Sellers prior to the date of this Agreement (the "Chesapeake Disclosure Schedule"), no filing with or notification to, and no permit, authorization, consent, waiver or approval of, any Governmental Entity, is necessary for the consummation by Chesapeake of the transactions contemplated by this Agreement. Except as set forth in Section 4.4 of the Chesapeake Disclosure Schedule, neither the execution and delivery of this Agreement by Chesapeake or CPK-Sub-C nor the consummation by Chesapeake and CPK-Sub-C of the transactions contemplated hereby nor compliance by Chesapeake or CPK-Sub-C with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-laws of Chesapeake or any of its subsidiaries, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or result in the creation of any Lien) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Chesapeake or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate any order, writ, injunction, decree, statute, treaty, rule or regulation applicable to Chesapeake, any of its subsidiaries or any of their properties or assets.

SECTION 4.5  SEC REPORTS.  Chesapeake has filed on a
timely basis all required forms, reports and documents with the Securities and Exchange Commission ("SEC") since January 1, 1994 (collectively, the "Chesapeake SEC Reports"), each of which has complied in all material respects with all applicable requirements of the Securities Act of 1933 (the "Securities Act"), and the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules and regulations of the SEC, as each was in effect on the dates so filed. Chesapeake has heretofore delivered to Xeron and the Sellers in the form filed with the SEC, its (i) Annual Reports on Form 10-K for each of the last three fiscal years and (ii) all definitive proxy statements relating to Chesapeake meetings of shareholders (whether annual or special) held since January 1, 1994. The audited consolidated financial statements and unaudited consolidated interim financial statements of Chesapeake included in the Chesapeake SEC Reports are true, correct and complete in all material respects; fairly present, in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of Chesapeake and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position and changes in stockholders equity and cash flows for the periods then ended (subject to normal year-end and audit adjustments in the case of any unaudited interim financial statements).

SECTION 4.6  CPK-SUB-C.  CPK-Sub-C has not conducted
any operations or incurred any liabilities or obligations other than arising under or in connection with its formation and the transactions contemplated by this Agreement.

SECTION 4.7  CHESAPEAKE SHARES.  All of the shares
of Chesapeake Common Stock to be issued in connection with the Merger will, at the time of such issuance, be validly issued, fully paid and nonassessable and free of preemptive rights and free of any adverse liens, claims, charges or encumbrances.

SECTION 4.8  DISCLOSURE.  No representation or
warranty by Chesapeake in this Agreement and no statement contained in any document (including without limitation, the Chesapeake SEC Reports), schedule or certificate furnished or to be furnished by Chesapeake to the Sellers or any of their representatives pursuant to the provisions hereof or in connection with the transactions contemplated hereby, contains any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

SECTION 4.9 POOLING MATTERS. The representations, warranties and covenants of Chesapeake set forth in the form of letter from Chesapeake to Coopers & Lybrand attached to this Agreement as Annex A-2 are true and correct in all material respects (except as such matters may be subject to the control of Xeron or its affiliates).

SECTION 4.10  ABSENCE OF CERTAIN CHANGES.  Except as
and to the extent set forth in Section 4.10 of the Chesapeake
Disclosure Schedule, since December 31, 1997 Chesapeake has not:

(a)  suffered any material Adverse Change; "Material
Adverse Change" means (i) any material change in the nature of Chesapeake's business, assets, financial condition, results of operations, or prospects, (ii) the loss of a contract which would have a material adverse effect on Chesapeake, and (iii) any change that creates a material limitation on the ability of Chesapeake to conduct its business as heretofore conducted;

(b) agreed or planned, whether in writing or otherwise, to take any action described in this Section.

SECTION 4.11  AUDITED FINANCIAL STATEMENTS.
Chesapeake shall have furnished to Xeron prior to the date of this Agreement copies of Chesapeake's Form 10-K for the fiscal years 1995, 1996 and 1997 filed with the Securities and Exchange Commission.

SECTION 4.12  NO UNDISCLOSED LIABILITIES.  Except as
and to the extent provided in the Chesapeake SEC Reports or
Section 4.12 of the Chesapeake Disclosure Schedule, Chesapeake does not have any material liabilities (whether contingent or absolute, direct or indirect, known or unknown to Chesapeake or matured or unmatured) not fully reflected or fully reserved against in the Chesapeake financial statements.

SECTION 4.13  NO DEFAULT.  Except as set forth in
Section 4.13 of the Chesapeake Disclosure Schedule, Chesapeake is not in default or violation (and no event has occurred that with notice or the lapse of time or both would constitute a default or violation) of any material term, condition or provision of (i) its Certificate of Incorporation or its By-Laws, (ii) any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Chesapeake is a party or by which it or any of its properties or assets are bound, or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to Chesapeake or any of its properties or assets, unless such default would not have a material adverse effect on Chesapeake.

SECTION 4.14  LITIGATION.  Except as set forth in
Chesapeake's SEC Reports or in Section 4.14 of the Chesapeake Disclosure Schedule, there is no material action, suit, proceeding, arbitration, or investigation pending or to the best of Chesapeake's knowledge, threatened by or before any Governmental Entity involving Chesapeake or any of its properties or assets. Except as set forth in Chesapeake's SEC Reports or in Section 4.14 of the Chesapeake Disclosure Schedule, neither Chesapeake nor any of its material properties or assets is subject to any order, writ, judgment, injunction, decree, determination or award.

SECTION 4.15  COMPLIANCE WITH APPLICABLE LAW.
Except as set forth in Section 4.15 of the Chesapeake Disclosure Schedule, the business of Chesapeake has not been conducted in violation of any applicable law, ordinance, rule, regulation, decree or order of any Governmental Entity, unless such violation would not result in a material adverse effect on Chesapeake. Chesapeake holds all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of its businesses (the "Chesapeake Permits") and is in compliance with the terms of the Chesapeake Permits, unless the failure to obtain any Chesapeake Permits or be in compliance therewith will not result in a material adverse effect on Chesapeake. Except as set forth in Section 4.15 of the Chesapeake Disclosure Schedule, Chesapeake has not received any notification of any asserted present or past failure by Chesapeake to comply with such laws, rules or regulations or such Chesapeake Permits which have not been previously cured, and there is, to the knowledge of Chesapeake, no pending audit, investigation or other review by any Governmental Entity to determine the existence of any violation of such laws, rules or regulations or such Chesapeake Permits.

SECTION 4.16  TAXES.

(a)	To the knowledge of Chesapeake, Chesapeake
has duly filed with the appropriate governmental authorities all Tax Returns (as defined in Section 4.16(c)) required to be filed by it for all periods ending on or prior to the date hereof, and such Tax Returns are true, correct and complete in all material respects, and (ii) duly paid in full all Taxes (as defined in Section 4.16(b)) due in connection with or with respect to the filing of such Tax Returns and has paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceeding and with respect to which Chesapeake is maintaining reserves adequate for their payment. Neither the Internal Revenue Service (the "IRS") nor any other governmental entity or taxing authority or agency is now asserting, either through audits, administrative proceedings, court proceedings or otherwise, or threatening to assert against any deficiency or claim for additional Taxes. Chesapeake has not been granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax that is currently in effect. There are no tax liens on any assets of Chesapeake. Chesapeake has not received a ruling or entered into an agreement with the IRS, or any other governmental entity or taxing authority or agency that would have a material adverse effect on Chesapeake after the Effective Time. The accruals and reserve for Taxes reflected in Chesapeake's most recent balance sheet included in the Chesapeake SEC Reports are adequate to cover all Taxes accruable through the date thereof (including Taxes being contested) in accordance with generally accepted accounting principles. Except for Chesapeake and its subsidiaries' intercompany tax allocation agreements, no agreements relating to allocating or sharing of Taxes exist among Chesapeake and its subsidiaries and no tax indemnities given by Chesapeake is connection with a sale of stock or assets remain in effect.

(b)	For purposes of this Section, the term
"Taxes" shall mean all taxes, including, without limitation, income, gross receipts, excise, property, sales, withholding, social security, occupation, use, service, service use, license, payroll, franchise, transfer and recording taxes, fees and charges, windfall profits, severance, customs, import, export, employment or similar taxes, charges, fees, levies or other assessments imposed by the United States, or any state, local or foreign government or subdivision or agency thereof, whether computed on a separate, consolidated, unitary, combined or any other basis, and such terms shall include any interest, fines, penalties, or additional amounts and any interest in respect to any addition, fines, or penalties attributable or imposed or with respect to any such taxes, charges, fees, levies or other assessments.

(c)	For purposes of this Section, the term
"Tax Return" shall mean any return, report or other document or information required to be supplied to a taxing authority in connection with Taxes.

SECTION 4.17  LABOR RELATIONS.  As of the date
hereof, there is no material strike or other labor dispute pending against Chesapeake. Except as previously disclosed in writing to Xeron, no officer of Chesapeake has notified
Chesapeake of any plans to terminate his employment with Chesapeake.

SECTION 4.18  RELATED PARTY CONTRACTS.  Except as
set forth in Section 4.18 of the Chesapeake Disclosure Schedule or the Chesapeake SEC Reports, Chesapeake has no agreements, arrangements or commitments with related parties (including shareholders, directors and officers), other than the related-party agreements described in Section 4.21 of the Chesapeake Disclosure Schedule. Except as set forth in
Section 4.18 of the Chesapeake Disclosure Schedule, each of the related-party agreements was entered into between Chesapeake and the party thereto on an arm's length basis on terms less favorable to Chesapeake than it could obtain from an unrelated third party.

SECTION 4.19 ABSENCE OF CERTAIN PAYMENTS. Neither Chesapeake nor any of its affiliates or any of their respective officers, directors, employees or agents or other people acting on behalf of Chesapeake have (i) engaged in any activity prohibited by the United States Foreign Corrupt Practices Act of 1977 or any other similar law, regulation, decree, directive or order of any other country and (ii) without limiting the generality of the preceding clause (i), used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials or others. None of Chesapeake or any of its affiliates or any of their respective directors, officers, employees or agents of other persons acting on behalf of Chesapeake, has accepted or received any unlawful contributions, payments, gifts or expenditures.

SECTION 4.20  ENVIRONMENTAL MATTERS.  Except as set
forth in the Chesapeake Disclosure Schedule or in the Chesapeake SEC Reports, to Chesapeake's knowledge Chesapeake has no material liabilities relating to environmental matters.

SECTION 4.21  CONTRACTS AND COMMITMENTS.  Except as
set forth in Section 4.21 of the Chesapeake Disclosure
Schedule:

(a)	Chesapeake is not restricted by agreement
from carrying on its business anywhere in the world;

(b)	Chesapeake has no obligation with respect
to borrowed money, including debt obligations of its own or guarantees of or agreements to acquire any debt obligation of others not reflected on the Chesapeake financial statements;
and

(c)	Chesapeake has no power of attorney
outstanding or any obligations or liabilities (whether absolute, accrued, contingent, or otherwise), as guarantor, surety, co-signor, endorser, co-maker or indemnitor for the obligation of any person, corporation, partnership, joint venture, association, organization, or other entity not reflected in the Chesapeake financial statements.

SECTION 4.22  KNOWLEDGE.  The phrase "to the
knowledge of Chesapeake" means to the knowledge of Chesapeake or any of its officers.


                       	ARTICLE V
             	COVENANTS OF XERON AND SELLERS

Each of the Sellers covenants and agrees as follows:

SECTION 5.1  CONDUCT OF BUSINESS PENDING THE MERGER.
Except as otherwise specifically provided in this Agreement or as otherwise consented to in writing by Chesapeake, from the date of this Agreement to the Effective Time, Xeron will (and the Shareholders will cause Xeron to) conduct its operations only in the ordinary and usual course of business and consistent with past practices and will preserve intact its present business organization, take all reasonable efforts to keep available the services of its present officers, employees and consultants and preserve its present relationships with licensors, licensees, customers, suppliers, employees, labor organizations and others with whom it has a significant business relationship. Without limiting the generality of the foregoing, and except as otherwise specifically provided in this Agreement or as set forth in
Section 5.1 of the Xeron Disclosure Schedule, Xeron will not directly or indirectly (and the Shareholders will cause Xeron not to), from the date of this Agreement to the Effective Time, without the prior written consent of Chesapeake:

(a)	adopt any amendment to or otherwise change
its Articles of Incorporation or By-laws or other organizational documents;

(b)	authorize for issuance, sale, pledge,
disposition or encumbrance, or issue, sell, pledge, dispose of or encumber (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, convertible securities or otherwise), any capital stock of any class or any other securities of, or any other ownership interest in, Xeron or amend any of the terms of any such securities or agreements outstanding on the date hereof;

(c)	reclassify, combine, split or subdivide
any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, securities or property or any combination thereof) in respect of any class or series of its capital stock;

(d)	redeem, purchase or otherwise acquire, or
propose or offer to redeem, purchase or otherwise acquire, any outstanding shares of Xeron Common Stock or other securities of Xeron;

(e)	organize any new subsidiary, acquire any
capital stock or equity securities of any corporation or acquire any equity or ownership interest (financial or otherwise) in any business;

(f)	(i)  incur, assume or prepay any material
liability, including without limitation, any indebtedness for borrowed money except in the ordinary course of business and consistent with past practice; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for obligations of any third party,
(iii) make any loans, advances or capital contributions to, or investments in, any third party, (iv) mortgage or pledge any of its material properties or assets, tangible or intangible, or create any material Lien thereupon other than Permitted Liens, or (v) authorize any new capital expenditures which, individually or in the aggregate, are in excess of $25,000;

(g)	license (except to end users in the
ordinary course of business, consistent with past practice and pursuant to a written license agreement) or otherwise transfer, dispose of, permit to lapse or otherwise fail to preserve any of Xeron's Intellectual Property, or dispose of or disclose to any person any trade secret, formula, process or know-how not theretofore a matter of public knowledge;

(h)	enter into any agreement, contract,
commitment or transaction other than in the ordinary course of business, consistent with past practices or that would be required to be included in Section 3.16 of the Xeron
Disclosure Schedule if entered into prior to the date of this Agreement;

(i)	increase the compensation payable or to
become payable to its officers or employees, except for increases in salary or wages of non-officer employees of Xeron in accordance with past practices, or grant any severance or termination pay or stock options to, or enter into any employment or severance agreement with, any director, officer, or other employee of Xeron, or establish, adopt, enter into, or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance, or other plan, agreement, trust, fund, policy, or arrangement for the benefit of any current or former directors, officers, or employees;

(j)	cancel any debts or waive, release or
relinquish any material contract rights or other rights of substantial value other than in the ordinary course of business, consistent with past practices;

(k)	authorize, recommend, propose or enter
into or announce an intention to authorize, recommend, propose or enter into an agreement in principle or a definitive agreement with respect to any merger, consolidation, liquidation, dissolution, or business combination, any acquisition of a material amount of property or assets or securities, or any disposition of a material amount of property or assets or securities;

(l)	make any change with respect to accounting
policies or procedures in effect as of November 30, 1997 except as may be required by generally accepted accounting principles;

(m)	pay, discharge or satisfy any claims,
liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business, consistent with past practices, of liabilities reflected or reserved against in the Financial Statements or incurred in the ordinary course of business consistent with past practices since the date hereof; or

(n)	commit or agree (in writing or otherwise)
to take any of the foregoing actions or any action which would make any representation or warranty in this Agreement untrue or incorrect, either as of the date hereof or of the Effective
Time, as if made as of such time.

SECTION 5.2  TAX STATUS.  Shareholders and Xeron
shall refrain from taking any action that would impair Xeron from being deemed a "C" corporation for federal income tax purposes at the Effective Time.

SECTION 5.3  ACCESS TO INFORMATION.  Upon reasonable
notice, Xeron shall afford to the officers, employees, accountants, counsel, environmental consultants and other representatives of Chesapeake, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, Xeron shall furnish promptly to Chesapeake all information concerning its business, properties and personnel as Chesapeake may reasonably request.

SECTION 5.4  NO SOLICITATION.  Sellers will not and
will cause their affiliates not to, and will cause their respective officers, directors, employees and agents retained by Sellers or any of their affiliates not to, initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to, or engage in negotiations concerning, provide any information or data to, or have any discussions with, any Third Party (as hereinafter defined) relating to, any public offering of securities of, or acquisition, business combination or purchase of all or any significant portion of the properties or assets of, or any equity interest in, Xeron (an "Acquisition Proposal"). Sellers and Xeron will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Third Party conducted heretofore with respect to any Acquisition Proposal. Sellers and Xeron shall immediately notify Chesapeake if, subsequent to the date hereof, any such negotiations, provision of information or data or discussions are entered into or made or any such inquiries are received in respect thereof, and shall provide details with respect thereto, including the identity of such Third Party and the price and terms of any Acquisition Proposal. As used in this Agreement, the term "Third Party" means any "person" or "group", as such terms are defined in
Section 13(d) of the Exchange Act, other than Chesapeake or any affiliate of Chesapeake.

SECTION 5.5  FURTHER INFORMATION.  As soon as
practicable after such information becomes available, and in any event not later than thirty (30) days after the end of each fiscal month, Xeron shall provide to Chesapeake an unaudited consolidated balance sheet as of the end of such month and the related consolidated statements of results of operations and statements of cash flows for such period.

SECTION 5.6  AFFILIATES.  Prior to the execution of
this Agreement, Xeron shall deliver to Chesapeake a letter identifying all persons who may be deemed, as of the date of this Agreement, "affiliates" of Xeron for purposes of Rule 145 under the Securities Act. Xeron shall cause each person named in such letter to deliver a written agreement substantially in the form attached hereto as Exhibit 5.6.

SECTION 5.7  PUHCA.  Each Shareholder covenants that
he will take no action at any time that will cause the Shareholders to be deemed a "holding company" with respect to Chesapeake as that term is defined in Section 2(a)(7) of the 1935 Act. With respect to Chesapeake, each Shareholder will act as an individual and on his own behalf, and not in concert with or as a group with any other Shareholder or any other person. The covenants contained in this Section 5.7 will continue with respect to a Shareholder as long as the Shareholders remain in the aggregate owners of ten percent or more of the outstanding voting securities of Chesapeake. This
Section 5.7 and any claims for breach hereof are not subject to the limitations set forth in Article IX.


                       	ARTICLE VI
                	COVENANTS OF CHESAPEAKE

SECTION 6.1  CONDUCT OF BUSINESS PENDING THE MERGER.
Except as otherwise specifically provided in this Agreement, as disclosed in its SEC filings or press releases, in connection with its ongoing acquisition program, in connection with Chesapeake's compensation program for directors or as otherwise consented to in writing by Xeron, from the date of this Agreement to the Effective Time, Chesapeake will conduct its operations in the ordinary and usual course of business and consistent with past practices, will preserve intact its present business organization, take all reasonable efforts to keep available the services of its present officers, employees and consultants and preserve its present relationships with licensors, licensees, customers, suppliers, employees, labor organizations and others with whom it has a significant business relationship, and will not

(a)	adopt any amendment to or otherwise change
its Certificate of Incorporation of By-laws or other organizational documents;

(b)	authorize for issuance, sale, pledge,
disposition or encumbrance, or issue, sell, pledge, dispose of or encumber (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase, convertible securities or otherwise), any capital stock of any class or any other securities of, or any other ownership interest in, Chesapeake or amend any of the terms of any such securities or agreements outstanding on the date hereof; or

(c)	redeem, purchase or otherwise acquire, or
propose or offer to redeem, purchase or otherwise acquire, any outstanding shares of Chesapeake Common Stock or securities of Chesapeake.


                      	ARTICLE VII
                    	MUTUAL COVENANTS

SECTION 7.1  REASONABLE EFFORTS.  Subject to the
terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to assure that all conditions to Closing set forth in Article VIII of this Agreement are satisfied as expeditiously as possible including, without limitation, the preparation and filing of all forms, registrations and notices required to be filed to consummate the transactions contemplated hereby and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any public or private third party. Each party shall promptly consult with the other with respect to, provide any necessary information with respect to and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

SECTION 7.2  BROKERS OR FINDERS.  Each of the
Sellers and Chesapeake represents, as to itself, its subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement. The Sellers and Chesapeake agree to indemnify and hold the other harmless from and against any such claims, liabilities or obligations with respect to any broker's or finder's fees, commissions or expenses determined to be owed by them or it.

SECTION 7.3  NOTIFICATION OF CERTAIN MATTERS.  The
Sellers shall give prompt notice to Chesapeake and CPK-Sub-C, and Chesapeake and CPK-Sub-C shall give prompt notice to the Sellers, of the occurrence (or non-occurrence) of any event of which Sellers, Chesapeake or CPK-Sub-C has knowledge, respectively, the occurrence (or non-occurrence) of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any respect (including as of the Effective Time) and of any failure of either party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that delivery of any notice pursuant to this Section 7.3 shall not limit or otherwise affect the remedies available to either party hereunder.

SECTION 7.4  FEES AND EXPENSES.  Whether or not the
Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses in the normal course of business.

SECTION 7.5 FURTHER ASSURANCES. After the Closing, Chesapeake and the Sellers shall from time to time, at the request of the other party and without further cost or expense to the requesting party, execute and deliver such other instruments of conveyance and transfer and take such other actions as such other party may reasonably request in order more effectively to carry out this Agreement.


                     	ARTICLE VIII
                      	CONDITIONS

SECTION 8.1  CONDITIONS TO EACH PARTY'S OBLIGATION
TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions: no statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any United States court or Governmental Entity of competent jurisdiction that prohibits the consummation of the Merger and shall be in effect.

SECTION 8.2  CONDITIONS OF OBLIGATIONS OF THE SELLERS.
The obligation of the Sellers to effect the Merger is further subject to the satisfaction at or prior to the Effective Time of the following conditions, unless waived by
Sellers:

(a)	The representations and warranties of
Chesapeake set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time (except that representations and warranties that are made as of a specified date shall be true and correct in all respects as of such specified date).

(b)	Chesapeake shall have performed and
complied, in all respects, with all obligations and covenants required to be performed or complied with by it under this Agreement at or prior to the Effective Time.

(c)	Chesapeake shall have obtained all
consents, approvals, authorizations and permits required from third parties and any Governmental Entity (applicable to Chesapeake and its subsidiaries) necessary for the consummation by Chesapeake of the transactions contemplated by this Agreement.

(d)	Sellers shall have received from
Chesapeake an officer's certificate substantially in the form of Exhibit 8.2(d) attached hereto.

(e)	The Stock Consideration to be issued
pursuant to this Agreement shall have been listed on the NYSE.

(f)	Chesapeake shall have executed and
delivered the letter to Coopers & Lybrand in the form of Annex
A-2 attached hereto.

(g)	Chesapeake shall have delivered executed
Employment Agreements for J. Phillip Keeter and Earnest A. Allen, Jr. in the form of Annexes B-1 and B-2 hereto; and Chesapeake shall have delivered executed Employment Agreements for Patrick Armand, Carl E. Mendenhall, David Snyder and Marilyn Johnson satisfactory to the parties thereto.

(h)	Chesapeake shall have caused the
Shareholders to be released from their personal guaranties of the indebtedness of Xeron listed on Schedule 8.2(h) hereto.

(i)	From the date of this Agreement through
the Effective Time, Chesapeake shall not have suffered a Material Adverse Change.

SECTION 8.3  CONDITIONS OF OBLIGATIONS OF CHESAPEAKE.
The obligation of Chesapeake to effect the Merger is further subject to the satisfaction at or prior to the Effective Time of the following conditions, unless waived by
Chesapeake:

(a)	The representations and warranties of
Sellers set forth in this Agreement shall be true and correct in all respects as of the date of this Agreement and as of the Effective Time (except that representations and warranties that are made as of a specified date shall be true and correct in all respects as of such specified date).

(b)	Sellers shall have performed and complied
with, in all respects, all obligations and covenants required to be performed or complied with by it under this Agreement at or prior to the Effective Time.

(c)	Sellers shall have obtained all consents,
approvals, authorizations and permits required from third parties and any Governmental Entity (applicable to Xeron or any of its shareholders) necessary for the consummation by Sellers of the transactions contemplated by this Agreement.

(d)	The Stock Transfer Restriction Agreement
dated September 28, 1987, as amended or supplemented, shall have been terminated in writing in accordance with the terms thereof.

(e)	Chesapeake shall have received from Xeron
an officer's certificate substantially in the form of Exhibit
8.3(e) attached hereto.

(f)	Chesapeake shall have received from each
Shareholder a certificate substantially in the form of
Exhibit 8.3(f) attached hereto.

(g)	Chesapeake shall have received from Lowrey
& Millikin, L.L.P., counsel to the Sellers, an opinion substantially in the form of Exhibit 8.3(g) attached hereto.

(h)	Chesapeake shall have received from each
of the Shareholders, investment representation letters substantially in the form of Exhibit 8.3(h) attached hereto.

(i)	From the date of this Agreement through
the Effective Time, Xeron shall not have suffered a Material
Adverse Change.

(j)	All necessary approvals from the Delaware
Public Service Commission regarding the issuance of the shares of Chesapeake Common Stock shall have been granted by final order.

(k)	All rights of first refusal pursuant to
the Articles of Incorporation of Xeron or otherwise held by any Shareholder shall have been waived or terminated in writing.

(l)	All waiting periods shall have expired
and/or all necessary approvals, authorizations, consents, or waivers have been received for the consummation of the transaction pursuant to the Hart-Scott-Rodino Antitrust
Improvements Act of 1976, as amended.

(m)	Xeron shall have executed and delivered
the letter to Coopers & Lybrand in the form of Annex A-1 attached hereto.

(n)	Coopers & Lybrand shall have delivered to
Chesapeake an opinion letter confirming that the merger may be accounted for as a pooling of interests under the requirements of Accounting Principles Board Opinion (APB) No. 16, Business Combinations, and the related published interpretations of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, and the published rules and regulations of the Securities and Exchange Commission.

(o)	The Sellers shall have delivered executed
Employment Agreements for J. Phillip Keeter and Earnest A. Allen, Jr. in the form of Annexes B-1 and B-2 hereto; and the Sellers shall have delivered executed Employment Agreements for Patrick E. Armand, Carl E. Mendenhall, David Snyder and Marilyn Johnson satisfactory to Chesapeake.

(p)	The Sellers shall have provided Chesapeake
with such representations and evidence as Chesapeake's counsel advises are necessary or appropriate to ensure compliance with applicable federal and state securities laws.


                      	ARTICLE IX
             	SURVIVAL AND INDEMNIFICATION

SECTION 9.1  SURVIVAL OF REPRESENTATIONS AND
WARRANTIES. All statements, certifications, representations, and warranties provided for herein shall survive beyond the Effective Time and continue in full force and effect at all times as provided in this Article IX (and shall not in any manner be affected or impaired by the consummation of the transactions contemplated by this Agreement or by any investigation made by or on behalf of any party) until the termination of this Agreement pursuant to Section 10.1 or the period for identifying a claim of breach or default pursuant to the limitations prescribed under Section 9.2(d)(i) and (ii) shall have expired.

SECTION 9.2  INDEMNIFICATION.

(a)	INDEMNITY BY CHESAPEAKE.  Chesapeake shall
indemnify and defend and hold each Shareholder harmless from and against all claims, liabilities, damages, losses and expenses (including reasonable attorneys' fees) of every kind and character (exclusive however of any amounts covered by Section 9.2(b)) resulting from or relating to or arising out of the inaccuracy, nonfulfillment, nonperformance or breach of any representation, warranty, covenant, agreement or obligation of Chesapeake contained herein.

(b)	INDEMNITY BY THE SHAREHOLDERS.  Each
Shareholder shall indemnify and defend and hold Chesapeake and its affiliates harmless from and against all claims, liabilities, damages, losses and expenses (including reasonable attorneys' fees) of every kind and character (exclusive however of any amounts covered by Section 9.2(a)) incurred by Chesapeake and its affiliates and resulting from or relating to or arising out of the inaccuracy, nonfulfillment, nonperformance or breach of any representation, warranty, covenant, agreement or obligation of the Sellers contained herein.

(c)	THIRD PARTY CLAIMS.  If a claim for which
indemnification may be sought under this Section 9.2 is asserted by third parties (including any environmentally related remedial or clean up work) (the "Third Party Claims"), such Third Party Claim will be subject to the following terms and conditions:

     (i) upon receipt of written notice of any Third Party Claim asserted against, imposed upon or incurred by Chesapeake and its affiliates or the Shareholders, as the case may be (the "Indemnified Party"), the party from whom indemnification is sought (the "Indemnifying Party") may, at its own expense, participate in and, upon notice to the Indemnified Party undertake the defense thereof by counsel of its own choosing, which counsel shall be reasonably satisfactory to the Indemnified Party, provided that, if in the Indemnified Party's reasonable judgment a conflict of interest may exist between such Indemnified Party and the Indemnifying Party with respect to such Third Party Claim, such Indemnified Party shall be entitled to select counsel of its own choosing to defend the Third Party Claim (with the fees and costs of such counsel being at the Indemnifying Party's sole cost and expense);

     (ii) if (A) within a reasonable time after written notice to the Indemnifying Party of a Third Party Claim, the Indemnifying Party fails to notify the Indemnified Party that it will assume the defense of the Third Party Claim or (B) within a reasonable time after written notice to the Indemnified Party of its intention to undertake the defense of any Third Party Claim, the Indemnifying Party fails to defend the Indemnified Party, the Indemnified Party will have the right to undertake the defense, compromise or settlement of such Third Party Claim for the account and at the risk of the Indemnifying Party;

     (iii) anything in this Section 9.2(c) to the contrary notwithstanding, if there is a reasonable probability in the Indemnified Party's judgment that a claim may materially and adversely affect the Indemnified Party, other than as a result of money damages or other money payments, the Indemnified Party will have the right to defend, co-defend, compromise or settle such Third Party Claim (with full disclosure of the proposed settlement terms being given to the Indemnifying Party prior to settlement thereof) by selecting counsel of its own choosing (with the fees and costs of such counsel being the Indemnified Party's sole cost and expense);

     (iv) the Indemnified Party shall cooperate fully in all reasonable respects with the Indemnifying Party in any such defense, compromise or settlement including, without limitation, by making available to the Indemnifying Party all pertinent information and all books and records under the control of the Indemnified Party;

     (v) the Indemnifying Party shall not compromise or settle any such action, suit, proceeding, claim or demand without the prior written approval of the Indemnified Party; provided that, if such prior written approval is unreasonably withheld by the Indemnified Party, the liability of the Indemnifying Party with respect to such action, suit, proceeding, claim or demand shall be limited to the amount of the settlement recommended by the Indemnifying Party and not approved by the Indemnified Party.

(d)	LIMITATIONS.  The Indemnified Party shall
have no claim for indemnification hereunder or other claims against the Indemnifying Party with respect to this Agreement (other than a claim arising out of the knowing, fraudulent or intentional breach of any provision of this Agreement) unless such claim is identified:

     (i)  with respect to claims relating to
     Sections 3.11 and 4.16 within the relevant statute of limitations for assessment and collection of additional taxes; or

     (ii)  with respect to all other claims,
     within the earlier of

          (A) one (1) year following the Effective Time or (B) the date on which an independent audit report on Chesapeake is issued which reflects the Merger.

If such a claim for indemnification or such other recourse is not identified in writing within the appropriate time period provided above, such claim against and right to indemnification from the Indemnifying Party shall be deemed released, waived and relinquished for all purposes. Notwithstanding any other provisions of this Section 9.2 or other provisions of this Agreement to the contrary (except as expressly stated in Section 5.7 and Article XI hereof), no indemnification shall be payable to an Indemnified Party by an Indemnifying Party unless the total of all claims for indemnification by an Indemnified Party under this Agreement shall exceed $500,000 in the aggregate, whereupon the excess of the amount of such claims over $500,000 shall be recoverable in accordance with the terms hereof, subject to the maximum amounts set forth in Section 9.2(e).

(e)	MAXIMUM AMOUNT OF INDEMNIFICATION.  The
maximum amount payable to Chesapeake by the Shareholders in the aggregate pursuant to this Section 9.2 shall be $500,000 and the maximum amount payable by each Shareholder shall be such Shareholder's proportionate ownership percentage of the outstanding Xeron Common Stock immediately prior to the Merger multiplied by $500,000. The maximum amount payable to the Shareholders, in the aggregate, by Chesapeake pursuant to this
Section 9.2, shall be $500,000. Notwithstanding the foregoing provisions, the respective maximum amounts shall not be applicable to amounts owed arising out of the knowing, fraudulent or intentional breach of any provision of this Agreement by an Indemnifying Party. Furthermore, in no event shall Chesapeake be obligated to pay the Shareholders any indemnification if the market price of Chesapeake Common Stock for the last day of the preceding month end is $17 per share or above, as adjusted for stock splits, stock dividends and similar events.

(f)	REIMBURSEMENT IN STOCK.  Amounts due to
Chesapeake under this Article IX shall be paid first in Chesapeake Common Stock and, to the extent the Shareholders do not hold sufficient shares of Chesapeake Common Stock to pay the amount due, then in cash. For purposes of this Section 9.2(f), the value of such Chesapeake Common Stock shall be deemed to be the closing price of Chesapeake Common Stock on the New York Stock Exchange on the day the Effective Time occurs (or the next succeeding trading day on which shares are sold if none are sold on the day the Effective Time occurs).


                      	ARTICLE X
               	TERMINATION AND AMENDMENT

SECTION 10.1  TERMINATION.  This Agreement may be
terminated at any time prior to the Effective Time:

(a)	by mutual consent of Chesapeake and the
Sellers;

(b)	by either Chesapeake or the Sellers, if
the Merger shall not have been consummated before May 31, 1998
(unless the failure to consummate the Merger by such date shall be due to the action or failure to act of the party seeking to terminate); or

(c)	by either Chesapeake or the Sellers, if
any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable.

SECTION 10.2  EFFECT OF TERMINATION.  In the event
of the termination and abandonment of this Agreement pursuant to Section 10.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or shareholders. Notwithstanding the foregoing, nothing contained in this Section 10.2 shall relieve any party from liability for any material breach of any covenant of this Agreement or any material breach or misrepresentation of the representations or warranties contained herein, which occurred prior to such termination.

SECTION 10.3  AMENDMENT.  This Agreement may be
amended by the parties hereto at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by or on behalf of each of the parties hereto.

SECTION 10.4  EXTENSION, WAIVER.  At any time prior
to the Effective Time, the parties may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties of the other parties hereto contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein by the other parties hereto. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.


                      	ARTICLE XI
               	NON-COMPETITION AGREEMENT

SECTION 11.1  COVENANT NOT TO SOLICIT CUSTOMERS,
HIRE EMPLOYEES OR COMPETE. For and in consideration of the purchase of Xeron and in addition to any non-competition agreements in the Employment Agreements attached as Annex B hereto, each of the Shareholders agrees that he will not, for a period of three years following the Effective Time:

(a) directly or indirectly, on his own behalf or on behalf of any other person or entity other than Chesapeake, solicit, or attempt to solicit, for the purpose of providing any product or service of the same or similar kind or character as any product or service sold, provided or under development by Xeron prior to the Effective Date, any person or entity that is or was a customer or a prospective customer of Xeron.

(b) directly or indirectly, on his own behalf or on behalf of any other person or entity other than Chesapeake, solicit for employment or hire any employee or former employee of Xeron or any affiliate of Xeron who is or was employed by Xeron or any affiliate during the twelve months preceding the Effective Date.

(c) (i) directly or indirectly engage in, (ii) have any interest in any person, firm, corporation or other entity that directly or indirectly engages in, or (iii) perform any services for any person, firm, corporation or other entity that directly or indirectly engages in, the same or similar lines of business as Xeron, except for such Shareholders' ownership of the stock of Chesapeake, except for ownership of interests in publicly traded companies where such ownership represents less than one percent of the outstanding shares of such publicly traded company.

Nothing in this Section 11.1 is intended or shall restrict the right of any Shareholder to engage in speculative transactions in propane futures traded on a public exchange for his own individual investment account (or the investment account of a member of his immediate family) and not for the benefit of any third party, provided that any such transaction shall be permitted only if (1) executed on a public exchange and (2) such transaction shall not have an adverse effect on Xeron. This Article XI and any claims for breach hereof are not subject to the limitations set forth in Article IX.


                     	ARTICLE XII
                    	MISCELLANEOUS

SECTION 12.1  NOTICES.  All notices and other
communications hereunder shall be in writing, and shall be deemed given upon receipt if delivered personally, sent by facsimile transmission (receipt of which is confirmed) or by certified or registered mail, return receipt requested, or by a nationally recognized private overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)  if to the Shareholders, to:

J. Phillip Keeter
1405 Colony Circle
Longview, TX  75604
Fax:  (903) 236-6807

Earnest A. Allen, Jr.
3126 Robinson Road
Missouri City, TX  77459

Patrick E. Armand
9119 Devoncroft
Houston, TX  77037

(b)	if to Xeron, to

Xeron, Inc.
9301 Southwest Freeway, Suite 325
Houston, TX  77074
Attn:  Earnest A. Allen, Jr.
Fax:  (713) 988-3476

with a copy to:

J. Richard Millikin, Jr.
Lowrey & Millikin, L.L.P.
1127 Judson Road, Suite 141
Longview, TX  75601
Fax:  (903) 236-3050

(c)	if to Chesapeake, to:

Chesapeake Utilities Corporation
909 Silver Lake Boulevard
Dover, Delaware  19904
Attention: John R. Schimkaitis
Fax: (302) 734-6750

with a copy to:

Covington & Burling
1201 Pennsylvania Avenue, N.W.
Washington, D.C.  20004
Attention: Ruth S. Epstein
Fax: (202) 662-6291

SECTION 12.2  DESCRIPTIVE HEADINGS.  The descriptive
headings herein are inserted for convenience only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

SECTION 12.3  COUNTERPARTS.  This Agreement may be
executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

SECTION 12.4  ENTIRE AGREEMENT; ASSIGNMENT.  This
Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and
(b) shall not be assigned by operation of law or otherwise.

SECTION 12.5  GOVERNING LAW.  This Agreement shall be
governed and construed in accordance with the laws of the State of Delaware without regard to any applicable principles of conflicts of law.

SECTION 12.6 SPECIFIC PERFORMANCE. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

SECTION 12.7 PUBLICITY. Chesapeake may issue or cause the publication of any press release or other public announcement or make any filing with the SEC with respect to the transactions contemplated by this Agreement as it deems appropriate; provided that, to the extent practicable, Chesapeake shall provide the Shareholders with a copy of any such press release or other public announcement or filing prior to the time of release or filing. The Sellers shall not issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the prior approval of Chesapeake.

SECTION 12.8  PARTIES IN INTEREST.  This Agreement
shall be binding upon and inure solely to the benefit of each party hereto and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable by their respective officers thereunto duly authorized), as of the date first written above.

CHESAPEAKE UTILITIES CORPORATION


By:    /s/ John R. Schimkaitis
       -------------------------------
Name:  John R. Schimkaitis
Title: President

CPK-SUB-C, INC.


By:    /s/ John R. Schimkaitis
       -------------------------------
Name:  John R. Schimkaitis
Title: President

XERON, INC.


By:    /s/ Earnest A. Allen, Jr.
       -------------------------------
Name:  Earnest A. Allen, Jr.
Title: Chief Executive Officer

SHAREHOLDERS


       /s/ J. Phillip Keeter
       -------------------------------
       J. Phillip Keeter


       /s/ Earnest A. Allen, Jr.
       -------------------------------
       Earnest A. Allen, Jr.


       /s/ Patrick E. Armand
       -------------------------------
       Patrick E. Armand